Exhibit 10.72

PDL BioPharma, inc.
Stock Option Grant Notice Supplement
In accordance with the grant by PDL BioPharma, Inc. (the “Company”) to the undersigned person (“Participant”) of the option (the “Option” or the “Award”) to purchase shares of common stock of the Company (the “Shares”) to the Participant set forth below, the Company hereby supplements such Award in the manner provided for in this Supplement. This Supplement applies to the Award that was granted under and pursuant to the Company’s Amended and Restated 2005 Equity Incentive Plan (as amended to date, the “Plan”) and is to be read in conjunction therewith and not as a replacement thereof. This Supplement is subject to the terms and conditions set forth in the Stock Option Grant Notice previously executed by the Participant and the Company (“Notice”) and the Stock Option Agreement (the “Stock Option Agreement”) attached hereto, and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Supplement, the Notice and the Stock Option Agreement.

Participant:

Original Date of Grant:

Number of Option Shares Granted:

Exercise Price at Date of Grant:

Option Expiration Date:

Capitalization Adjustment Exercise Price Supplement:
Where a Change in Control has occurred which is the result of the stockholders of the Company or the Board having approved a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, and the Company declares one or more distributions in furtherance of such dissolution or liquidation, consistent with Section 10(a) of the Plan, vesting of the Options subject to this notice shall accelerate as of the date of such Change in Control and the herein referenced Options shall become immediately vested, and thereafter, the Exercise Price of the herein referenced Option shall be reduced on a dollar-for-dollar basis with each distribution paid to the Company’s shareholders until the Exercise Price reaches the par value of the Shares subject to the herein referenced Option.

Exercise Date Supplement:
Notwithstanding Section 7 of the Stock Option Agreement, where a Change in Control has occurred which is the result of the stockholders of the Company or the Board having approved a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, consistent with Section 10(b) of the Plan, the Option may be exercised at any time until the later of the date of dissolution or liquidation of the Company, provided that, in the event that Participant resigns without good reason (as defined in any agreement with the Company), Participant shall be entitled to exercise the Options granted herein for a period of three (3) months from resignation.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and Participant agree that the Option is governed by this Supplement and the Notice and by the provisions of the Plan and the Stock Option Agreement, which are made a part of this document. Participant acknowledges that copies of the Stock Option Agreement, the Plan and the prospectus for the Plan have been made available to him or her. Participant represents that Participant has read and is familiar with the provisions of the Stock Option Agreement and the Plan, and hereby accepts the Option subject to all of the terms and conditions hereof and thereof.

PDL BIOPHARMA, INC.	PARTICIPANT
By:	By:
Print Name:	Print Name:
Title:

Date:	Date: